UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2023

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2023, the Nasdaq Listing Qualifications staff (the “Staff”) notified WiSA Technologies, Inc. (the “Company”) that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market (“Nasdaq”) to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). The Company reported stockholders’ equity (deficit) of ($885,000) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and, as a result, did not satisfy the Stockholders’ Equity Requirement pursuant to Listing Rule 5550(b)(1). The Company is required to submit to Nasdaq a plan to regain compliance with the Stockholders’ Equity Requirement for consideration by the Staff, no later than January 2, 2024.

The Company intends to timely submit a compliance plan for the Staff’s review. If the Staff accepts the plan, the Staff may grant the Company an extension of up to 180 calendar days from November 17, 2023 (the “Extension Period”) to evidence compliance with the Stockholders’ Equity Requirement. If the Staff does not accept the Company’s plan, the Company may request a hearing, at which hearing it would present its plan to a Nasdaq Hearings Panel and request the continued listing of its securities on Nasdaq pursuant to and pending the completion of such plan. During the pendency of the hearing process, the Company’s securities would continue to be listed on Nasdaq.

The Company anticipates regaining compliance with the Stockholders’ Equity Requirement during the Extension Period. However, there can be no assurance that the Company will be able to satisfy the Stockholders’ Equity Requirement or will otherwise be in compliance with other Nasdaq listing criteria. The Company will consider available options to resolve the Company’s non-compliance with the Stockholders’ Equity Requirement, as may be necessary.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s common stock, par value $0.0001 per share, will be subject to delisting.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including those related to future compliance with the Stockholders Equity Requirement, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including risks related to the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s ability to obtain an additional compliance period, if needed, the Company’s ability to take actions that may be required for its continued listing on Nasdaq, the Company’s current liquidity position and the need to obtain additional financing to support ongoing operations, and other risks that may be included in the periodic reports and other filings that the Company files from time to time with the U.S. Securities and Exchange Commission. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2023	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer